As filed with the Securities and Exchange Commission on November 13, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Nevada	1040	65-0955118
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1200 American Flat Road
Virginia City, NV 89440
(775) 847-5272

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corrado DeGasperis
Chief Executive Officer
1200 American Flat Road
Virginia City, NV 89440
(775) 847-5272

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

M. Ridgway Barker, Esq.
Kelley Drye & Warren LLP
400 Atlantic Street, 13th Floor
Stamford, CT 06901
(203) 351-8032

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Registration No. 333-175006

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, par value $0.000666 per share	$1,550,000	$211.42

(1)	Based on the public offering price. The Registrant previously registered securities to be sold by the Registrant at an aggregate offering price not to exceed $25,000,000 on a Registration Statement on Form S-3 (File No. 333-175006), which was declared effective on July 1, 2011 (the “First Registration Statement”). The First Registration Statement registered an indeterminate number of the securities to be issued at various times at indeterminate prices, with an aggregate public offering price not to exceed $25,000,000, and the amount of registration fee was calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of common stock having a proposed maximum aggregate offering price of $1,550,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares.
(2)	Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered and the number of securities being registered has been omitted. Represents the registration fee only for the additional amount of shares of the Registrant’s common stock being registered hereby. The Registrant previously registered securities to be sold by the Registrant pursuant to the First Registration Statement, for which a fee of $2,903 was paid.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission (the “Commission”) in accordance with Rule 462(b) under the Securities Act, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional $1,550,000 shares of common stock, par value $0.000666 per share, of Comstock Mining Inc. (the “Company”), as part of the offering registered pursuant to the Company’s registration statement, File No. 333-175006 (the “Registration Statement”), filed by the Company with the Commission and declared effective by the Commission on July 1, 2011. The contents of the Registration Statement, including each of the documents filed with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia City, Nevada, on November 13, 2012.

COMSTOCK MINING INC.

By:	/s/ Corrado De Gasperis Corrado De Gasperis Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Corrado De Gasperis as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ John V. Winfield John V. Winfield	Chairman of the Board of Directors	November 13, 2012
/s/ Corrado De Gasperis Corrado De Gasperis	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	November 13, 2012
/s/ Daniel Kappes Daniel Kappes	Director	November 13, 2012
/s/ William Nance William Nance	Director	November 13, 2012
/s/ Robert Reseigh Robert Reseigh	Director	November 13, 2012
/s/ Mark Jewett Mark Jewett	Chief Accounting Officer (Principal Accounting Officer)	November 13, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the securities registered hereunder.
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof).